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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 20, 2000
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                                   e4L, Inc.
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              (Exact name of registrant as specified in charter)


        Delaware                    I-6715                    13-2658741
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 (State or Other Juris-    (Commission File Number)      (IRS Employer Identi-
diction of Incorporation)                                    fication No.)

15821 Ventura Boulevard, 5th Floor, Los Angeles, CA             91436
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    (Address of principle executive offices)                  (Zip Code)


Registrant's telephone number, including area code    818-461-6400
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        (Former name or former address, if changed since last report.)

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Item 5.  Other Events.

     On September 19, 2000, e4L, Inc.'s ("e4L") wholly-owned United States subsidiary, Quantum North America, Inc. (d/b/a, e4L North America) ("QNA") received a Notice of Default with respect to the Loan and Security Agreement dated as of December 1, 2000 ("Loan Agreement") with Foothill Capital Corporation ("Foothill") for the (i) failure by QNA to maintain the minimum tangible net worth required by the Loan Agreement, and (ii) receipt by e4L of a "going concern" qualification with respect to its audited financial statements for the year ended March 31, 2000. On October 5, 2000, QNA received a demand for payment pursuant to the Loan Agreement whereby Foothill has demanded immediate payment of principal and interest due thereunder of approximately $11.7 million.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

          None.

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     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        e4L, Inc.
                                        (Registrant)


Date: October 5, 2000              By:  /s/Daniel M. Yukelson
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                                        Name:   Daniel M. Yukelson
                                        Title:  Executive Vice President/Finance
                                                and Chief Financial Officer

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